                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of BJ Services Company on Form S-3 of our report dated November 14, 2001, appearing in the Annual Report on Form 10-K of BJ Services Company for the year ended September 30, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Houston, Texas
July 23, 2002